EXHIBIT 5

                               HART & TRINEN, LLP
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
                                 (303) 839-0061


                                  July 10, 2007

CEL-SCI Corporation
8229 Boone Blvd. #802
Vienna, VA 22182


      This letter will constitute an opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of shares of its common stock and warrants having a maximum value of $50,000,000 all as referred to in the Registration Statement on Form S-3 filed by CEL-SCI with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, CEL-SCI is authorized to issue the shares of stock which are the subject of this registration statement and such shares, when issued, will represent fully paid and non-assessable shares of CEL-SCI's common stock.


                                  Very truly yours,

                                  HART & TRINEN, L.L.P.



                                  /s/ William T. Hart

                                 William T. Hart